EXHIBIT 4.3

                                OPTION AGREEMENT
                          (NON-STATUTORY STOCK OPTION)


     THIS AGREEMENT is made effective as of October 18, 1996, by and between MYSTIQUE DEVELOPMENTS, INC. (the "Company") whose address is 1820 South Elena Avenue, Suite B, Redondo Beach, California 90277 and J. SAMUEL BUTLER (the "Optionee") whose address is 1801 Broadway, Suite 600, Denver, Colorado 80202.


                                    RECITALS:

     A. As of October 18, 1996, the board of directors of the Company approved a resolution granting stock options to all directors of the Company in order to attract and retain exceptional people to serve on the board of directors.

     B. The resolution authorizes the granting of options to purchase 200,000 shares of the Company's common stock, $.01 par value per share, to the Optionee, as a director of the Company.

     C. The Optionee is desirous of obtaining such stock option on the terms and conditions herein contained.

     IT IS THEREFORE agreed by and between the parties, for and in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, as follows:

     1. THE OPTION. The Company hereby confirms and acknowledges that it has granted to the Optionee an option to purchase Two Hundred Thousand (200,000) shares of common stock, $.01 par value, of the Company (the "Shares") upon the terms and conditions herein set forth (the "Option"). The date of grant is October 18, 1996.

     2. PURCHASE PRICE. The Purchase Price of the Shares which may be purchased pursuant to the Option is $1.00 per share.

     3. OPTION TERM. The Option shall continue for ten years after the date of grant set forth in paragraph 1 unless sooner terminated or modified under the provisions of this Agreement, and shall automatically expire at 12:00 a.m. on the tenth anniversary of such date of grant.

     4. NUMBER OF SHARES UNDER OPTION. The Option is immediately vested, and may be exercised by the Optionee to purchase all or a portion of the total number of Shares specified in paragraph 1 at any time prior to the expiration or termination of the Option.



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     5. NOTICE OF EXERCISE. The Option may be exercised in whole or in part by delivering to the Company written notice of exercise, together with payment in full for the Shares being purchased upon such exercise.

     6. ISSUANCE OF STOCK CERTIFICATES. The Company will, upon receipt of such notice and payment, issue or cause to be issued to the Optionee (or to his personal representative or other person entitled thereto) a stock certificate for the number of Shares purchased thereby.

     7. TAXES. The Optionee hereby agrees he is responsible for payment of the appropriate amount of federal, state and local taxes attributable to the Optionee's exercise of the Option..

     8. SECURITIES LAWS. Neither this Option nor the Shares have been registered under the Securities Act of 1933, as amended (the "Act"), or under any blue sky or other state securities laws. Optionee therefore represents and agrees that:
(i) the Option shall not be exercisable unless the purchase of Shares upon the exercise of the Option is pursuant to an applicable effective registration statement under the Act, or unless in the opinion of counsel for the Company, the proposed purchase of such Shares would be exempt from the registration requirements of the Act, and from the qualification requirements of any state securities law; (ii) upon exercise of the Option, he will acquire the Shares for his own account for investment and not with any intent or view to any distribution, resale or other disposition of the Shares; (iii) he will not sell or transfer the Shares, unless they are registered under the Act, except in a transaction that is exempt from registration under the Act, and each certificate issued to represent any of the Shares shall bear a legend calling attention to the foregoing restrictions and agreements. The Company may require, as a condition of the exercise of the Option, that the Optionee sign such further representations and agreements as it reasonably determines to be necessary or appropriate to assure and to evidence compliance with the requirements of the Act.

     9. NO RIGHTS IN SHARES UNTIL ISSUED. The Optionee shall have no rights as a stockholder with respect to the Shares which may be purchased pursuant to the Option until such Shares are issued to the Optionee.

     10. GOVERNING LAW. THIS AGREEMENT IS ENTERED INTO AND SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO.

     11. AMENDMENT. The terms and conditions contained herein may be amended from time to time by mutual agreement between the Optionee and the Board of Directors.






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     IN WITNESS WHEREOF, the parties have hereunto affixed their signatures in acknowledgment and acceptance of the above terms and conditions on the date first above mentioned.

                                   MYSTIQUE DEVELOPMENTS, INC.



                                   By:    /s/ Kim M. Fuerst
                                      ------------------------------------------
                                   Title:   President
                                         ---------------------------------------


                                   OPTIONEE



                                    /s/ J. Samuel Butler
                                   ---------------------------------------------
                                   J. Samuel Butler, Director






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